Exhibit 15.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224391 and No.333-212406) and Form F-3 (No. 333-217101) of Hutchison China MediTech Limited of our report dated March 11, 2019 relating to the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited, which appears in this Annual Report on Form 20-F of Hutchison China MediTech Limited.

/s/ PricewaterhouseCoopers ZhongTian LLP

Shanghai, the People’s Republic of China

March 11, 2019